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                                                                    EXHIBIT 24.2

BOARD RESOLUTIONS

    WHEREAS, the Corporation desires to obtain financing in the public debt markets and in that connection desires to authorize certain officers of the Corporation to sign on behalf of the Corporation a registration statement on Form S-3, and any amendments thereto (the "Registration Statement") for the registration of securities of the Corporation pursuant to the following resolutions under the Securities Act of 1933, as amended (the "SECURITIES ACT"), under such terms and conditions, which may be amended from time to time, as the Chief Executive Officer and President, Chief Financial Officer or Treasurer (each an "Authorized Officer") may determine; and

    WHEREAS, the Corporation desires to authorize the issuance of up to $12.3 billion in debt securities pursuant to the Registration Statement;

    NOW, THEREFORE, BE IT:

    RESOLVED, that the Corporation hereby authorizes up to $12.3 billion of debt securities to be registered, in order to offer, issue and sell from time to time up to $12.3 billion aggregate principal amount of debt securities of the Corporation or, if issued at an original issue discount, such greater principal amount as shall result in an aggregate initial public offering price of $12.3 billion (all in United States dollars or an equivalent amount in another currency or composite currency) to be made (i) directly to purchasers,
(ii) through agents designated from time to time, (iii) through underwriters or a group of underwriters represented by one or more particular underwriter(s), or
(iv) to dealers, from and after the date hereof on a continuing basis (such issue of debt securities or any series thereof being hereinafter sometimes referred to in these resolutions as the "DEBT SECURITIES") under such terms and conditions, which may be amended from time to time, as any Authorized Officer shall determine;

    RESOLVED FURTHER, that the proper officers of the Corporation are hereby authorized to proceed with the preparation of the Registration Statement for the registration under the Securities Act of any or all of the Debt Securities, with the offering for sale of any or all of the Debt Securities, and with such financing at such time, if at all, within such period as any Authorized Officer shall deem appropriate;

    RESOLVED FURTHER, that each of Albert R. Gamper, Jr., Robert J. Ingato, Eric
S. Mandelbaum and James Shanahan with full power to act with or without the others is hereby authorized to sign the Registration Statement covering the registration under the Securities Act of the Debt Securities and any and all amendments (including post-effective amendments) to the Registration Statement, on behalf of and as true and lawful attorney-in-fact or attorneys-in-fact for the Corporation and on behalf of and as true and lawful attorney-in-fact or attorneys-in-fact for the Chief Executive Officer and/or the Chief Financial Officer and/or the Chief Accounting Officer and/or other officers of the Corporation, including, without limitation, the Chairman and/or the Vice Chairman and/or the President and/or each Senior Executive Vice President and/or each Executive Vice President and/or each Senior Vice President and/or each Vice President and/or the Treasurer and/or the Secretary and/or the Assistant Secretary (in attestation of the corporate seal of the Corporation or otherwise);

    RESOLVED FURTHER, that any of the Authorized Officers is hereby authorized to approve the forms, terms and provisions of the form of Registration Statement and the form of preliminary prospectus, and once so approved, Albert R. Gamper, Jr., Robert J. Ingato, Eric S. Mandelbaum and James Shanahan be, and with full power to act without the others and hereby is, authorized (i) to sign, in the name and on behalf of the Corporation, the Registration Statement and any amendments thereto as any of them may approve, in such form as the officer executing the Registration Statement or any such amendment may approve, with any changes as he or she may approve, such execution to be conclusive evidence of such approval, and (ii) to file the Registration Statement or amendment and any prospectus (a "PROSPECTUS") appropriate to offer the Debt Securities with the Securities and Exchange Commission (the "COMMISSION");
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    RESOLVED FURTHER, that each of Robert J. Ingato, Eric S. Mandelbaum and
James Shanahan is hereby designated an agent of the Corporation to receive any and all notices and communications from the Commission relating to the Registration Statement, any amendments thereto and any Prospectus or supplement thereto, and that there are hereby conferred upon Robert J. Ingato, Eric S. Mandelbaum and James Shanahan the powers enumerated in Rule 478 of the Securities Act;

    RESOLVED FURTHER, that each of Robert J. Ingato, Eric S. Mandelbaum and James Shanahan be, and hereby is, authorized to appear on behalf of the Corporation before the Commission in connection with any matter relating to the Registration Statement and any amendment thereto;

    RESOLVED FURTHER, that the Corporation issue and sell Debt Securities, to be issued pursuant to the Senior Indentures or Subordinated Indentures referred to below (i) by the Corporation directly to purchasers, or (ii) through such underwriters, dealers, or agents (each an "UNDERWRITER", and collectively the "UNDERWRITERS"), acting pursuant to the Underwriting Agreement referred to below;

    RESOLVED FURTHER, that an Underwriting Agreement, (the "UNDERWRITING AGREEMENT"), between such Underwriters as an Authorized Officer may select, and upon such terms as an Authorized Officer may approve, including any amendments and supplements thereto, is hereby approved as an Underwriting Agreement for the Debt Securities;

    RESOLVED FURTHER, that Indentures (the "SENIOR INDENTURES") between the Corporation and such banks as an Authorized Officer may select (each a "SENIOR TRUSTEE"), upon such terms and conditions as an Authorized Officer may approve, including any amendments or supplements thereto, are approved as Indentures for the Debt Securities;

    RESOLVED FURTHER, that Indentures (the "SUBORDINATED INDENTURES") between the Corporation and such banks as an Authorized Officer may select (each a "SUBORDINATED TRUSTEE"), upon such terms and conditions as an Authorized Officer may approve, including any amendments and supplements thereto, are approved as Indentures for the Debt Securities;

    RESOLVED FURTHER, that, subject to the limitations in the foregoing resolutions, any Authorized Officer is hereby authorized to determine, in or pursuant to an officers' certificate signed by the Chairman, Vice Chairman, President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, the terms of a series of Debt Securities to be issued from time to time pursuant to a Senior Indenture or a Subordinated Indenture, including denominations, maturities, interest rates, redemption provisions and issue and delivery dates to be fixed for each series of Debt Securities at the time of issuance and any other terms of the Debt Securities not inconsistent with these resolutions or the applicable Indenture;

    RESOLVED FURTHER, that each Authorized Officer may, in connection with the issue of each series of Debt Securities, if other than the applicable Trustee,
(i) appoint an agent of the Corporation with the title of Registrar for the registration and the registration of transfer and exchange of the Debt Securities which may be issued under the applicable Indenture, (ii) appoint an agent of the Corporation with the title of Paying Agent for the payment of the principal of and interest on the Debt Securities which may be issued under the applicable Indenture, and of any premium payable upon the redemption of such series of Debt Securities, and (iii) consent to the appointment of an agent of the Trustee with the title of Authenticating Agent for the authentication of the Debt Securities which may be issued under the applicable Indenture;

    RESOLVED FURTHER, that, in connection with the creation of a series of Debt Securities and the authorization of the issue and sale of Debt Securities in such series, if so required, a supplement or supplements, including pricing supplements, to the Prospectus be prepared and filed with the Commission, to set forth the terms of the Debt Securities of such series approved by any Authorized Officer;

    RESOLVED FURTHER, that the Chairman, the Vice Chairman, the President, or any Vice President and the Secretary or any Assistant Secretary of the Corporation be, and they hereby are, authorized to execute and attest, respectively (by original or facsimile signatures), in the name and on
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behalf of the Corporation, and under an original or a facsimile of its corporate seal, any and all of the Debt Securities, in any one or more of the authorized denominations (which Debt Securities shall be in such form and contain such terms and provisions as any Authorized Officer or the officers executing and attesting the same shall approve, the execution and attestation thereof by such officers to be conclusive evidence of such approval) for an aggregate principal amount not in excess of the aggregate principal amount of the Debt Securities or any series thereof as determined by any Authorized Officer, except as may otherwise be provided in each Indenture, and to authenticate and deliver such Debt Securities or cause to be authenticated and delivered pursuant to the provisions of its respective Indenture to or on the written order of the Corporation signed by its Chairman, Vice Chairman, President or one of its Vice Presidents and by its Treasurer, or its Secretary, or one of its Assistant Treasurers or one of its Assistant Secretaries;

    RESOLVED FURTHER, that if any officer of the Corporation whose original or facsimile signature appears upon any of the Debt Securities shall cease to be such an officer prior to the issuance of such Debt Securities, the Debt Securities so signed or bearing such original or facsimile signature shall nevertheless be valid;

    RESOLVED FURTHER, that it may be desirable and in the best interest of the Corporation that the Debt Securities be from time to time qualified or registered for sale in various states; that the Chairman, the Vice Chairman, the President, or any Vice President and the Secretary or any Assistant Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Debt Securities as said officers may deem advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including without limitation, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken; and that the Board of Directors hereby adopts the form of any and all resolutions required in connection with any such applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process and other papers and instruments as of the time so required if (i) in the opinion of the officers of the Corporation so acting, the adoption of such resolutions is necessary or advisable, and (ii) the Secretary of the Corporation evidences such adoption by filing with the minutes of meetings of the Board of Directors copies of such resolutions, which shall thereupon be deemed to be adopted by the Board of Directors and incorporated in the minutes as a part of this resolution and with the same force and effect as if presented herewith;

    RESOLVED FURTHER, that the Debt Securities may be authenticated by the applicable Trustee (or any successor Trustee duly appointed under the applicable Indenture with respect to the Debt Securities) or by any duly appointed authenticating agent; provided, however, that the Debt Securities may not be authenticated by the Corporation;

    RESOLVED FURTHER, that the Corporation is hereby authorized to issue and sell the Debt Securities under the Corporation's Medium-Term Note Program, denominated as its Medium-Term Notes Due 9 Months or More From Date of Issue (the "Notes"), consisting of the Senior Notes, (the "Senior Notes") to be issued pursuant to the Senior Indentures and/or the Subordinated Notes ("Subordinated Notes"), to be issued pursuant to the Subordinated Indenture (the Senior Trustees and the Subordinated Trustee are referred to as the "Trustees" and the Senior Indentures and the Subordinated Indenture are referred to as the "Indentures");

    RESOLVED FURTHER, that the Notes shall be sold from time to time (i) by the Corporation directly to purchasers, (ii) through such investment banks as may be approved from time to time by an Authorized Officer, as agents (the "Selling Agents"), acting pursuant to the selling agency agreement referred to below and in consideration for commissions specified in or calculated or negotiated pursuant to such Selling Agency Agreement, or (iii) through such other agents as may be approved by the Chairman, Vice Chairman, President, or any Vice President;
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    RESOLVED FURTHER, that one or more selling agency agreements, by and among the Corporation and the Selling Agents, is hereby approved, with such changes and amendments as the Chairman, Vice Chairman, President, or any Vice President executing the same may approve, the execution and delivery thereof to be conclusive evidence of such approval;

    RESOLVED FURTHER, that, subject to the provisions of the foregoing resolutions, any Authorized Officer is hereby authorized to determine, in or pursuant to an officers' certificate signed by the Chairman, Vice Chairman, President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, the denominations, maturity dates, interest rates per annum, and issue dates of the Notes and any other terms of the Notes not inconsistent with these resolutions or the applicable Indenture;

    RESOLVED FURTHER, that the proper officers of the Corporation are, and each of them hereby is, empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all of the foregoing instruments and any further instruments and documents, and that the proper officers of the Corporation and its counsel are hereby authorized to take all such further action and to execute and deliver all such further instruments and documents, in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to pay all such expenses and issue and other taxes, as in their judgment shall be necessary, proper, or advisable in order to fully carry out the intent and accomplish the purposes of the foregoing resolutions and each of them; and

    RESOLVED FURTHER, that all actions heretofore or hereafter taken by any officer or officers of the Corporation within the terms of the foregoing resolutions are hereby ratified and confirmed as the act and deed of the Corporation.